Exhibit 10.29

FORM OF TERM LOAN NOTE

$	, 20

FOR VALUE RECEIVED, Glaukos Corporation, a Delaware corporation (“Borrower”) promises to pay to the order of [insert name of applicable financial institution] (“Payee”), in care of Agent, at Detroit, Michigan, the principal sum of [insert amount derived from Percentages] Dollars ($                          ), or if less, the aggregate principal amount of the Term Loan Advances made by the Payee, in lawful money of the United States of America payable in principal installments each in the amount and on the dates set forth in the Credit Agreement (as defined below) until the Term Loan Maturity Date, when the entire unpaid balance of principal and interest thereon shall be due and payable. Interest shall be payable at the rate (including the default rate) and on the dates provided in the Revolving Credit and Term Loan Agreement made as of February 23, 2015 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and Borrower.

This Note evidences Term Loan Advances made under, is subject to, may be accelerated and may be prepaid in accordance with, the terms of the Credit Agreement, to which reference is hereby made.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of California.

Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

Nothing herein shall limit any right granted Payee by any other instrument or by law.

GLAUKOS CORPORATION

By:

Its:

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